Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

          We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-13203, 333-61705, 333-71814, 333-92973, 333-98633, and 333-120750 and Form S-2 Nos. 333-117628 and 333-124488) of Unify Corporation of our report dated June 3, 2004, with respect to consolidated financial statements of Unify Corporation for the year ended April 30, 2004 included in the Annual Report (Form 10-K) for the year ended April 30, 2006.

/s/ ERNST & YOUNG LLP

Sacramento, California

July 25, 2006